As filed with the Securities and Exchange Commission on December 13, 2024.

Registration No. 333-282883

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

7750 El Camino Real, Suite 2A

Carlsbad, CA 92009

(858) 704-4900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paracorp Incorporated

2140 S Dupont highway

Camden, DE 19934

(302) 697-4590

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq.	Michael Nertney, Esq.
Dennis Gluck, Esq.	Ellenoff Grossman & Schole LLP
2629 Townsgate Road #215	1345 Avenue of the Americas
Westlake Village, CA 91361	New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-282883), initially filed by the Registrant on October 30, 2024, as amended (the “Registration Statement”), and declared effective by the Securities and Exchange Commission on December 12, 2024. The Registrant is filing this Amendment pursuant to 462(d) for the for the purpose of (i) replacing Exhibit 5.01 to the Registration Statement and (ii) including Exhibit 10.50.

EXHIBIT INDEX

Exhibit Number	Description of document
5.01*	Opinion of Silvestre Law Group, P.C.
10.50*	Form of Warrant Letter Agreement.
23.2*	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.01).
24.1	Power of Attorney (incorporated by reference to the signature page of the prior registration statement on Form S-1 (File No. 333-282883), filed with the Securities and Exchange Commission on October 30, 2024, and incorporated herein by reference).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on December 13, 2024.

Palisade Bio, Inc.

By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on December 13, 2024

Signature	Title	Date

/s/ J.D. Finley	Chief Executive Officer and Director	December 13, 2024
J.D. Finley	(Principal Executive Officer)

/s/ J.D. Finley	Chief Financial Officer	December 13, 2024
J.D. Finley	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director	December 13, 2024
Donald A. Williams

*	Director	December 13, 2024
Binxian Wei

*	Director	December 13, 2024
Margery Fischbein

*By:	/s/ J.D. Finley
J.D. Finley
Attorney-in-Fact